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                                                                 EXHIBIT 99.8.65

American United Life Insurance Company
OneAmerica Securities, Inc.
via email to: greg.quick@oneamerica.com

Re:      Service Agreement Payments

Ladies and Gentlemen:

As you know, American United Life Insurance Company and OneAmerica Securities, Inc. (referred to herein as "you") are party to a Service Agreement dated as of October 5, 2010, as amended, that calls for you to provide certain services (the "Services") to shareholders of, or owners of beneficial interest in, certain registered investment companies that are series of RidgeWorth Funds (such series, the "RidgeWorth Funds"). As you also know, the RidgeWorth Funds are expected to merge with and into certain registered investment companies for which Virtus Fund Services, LLC (referred to herein as "we," or "Virtus") will be the transfer agent (the "Funds"). It is our intention that at the time of the mergers, Virtus will engage you to provide the Services to the Funds by entering into a Service Agreement between us (the "Service Agreement"). We note that the rates of fees paid for the Services by certain RidgeWorth Funds are different from, and in some cases higher than, the fees for the same Services that the funds for which we serve as the transfer agent have traditionally paid. In order to ensure that the payment rates you receive for the Services do not decrease, we intend, pursuant to the terms of this letter agreement, to supplement the payments made by the Funds under the Service Agreement.

In consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Virtus, or its affiliate, shall pay you supplemental payments for the Services ("Supplemental Payments") at the annual rates listed in Exhibit A attached hereto, on the aggregate average monthly net asset value of shares held for your clients in accounts of the Funds that are either (i) omnibus accounts registered in your name, (ii) NSCC level III accounts for which you provide the level III services, or (iii) otherwise controlled and serviced by you.

2. Any Supplemental Payments shall be paid in accordance with each Fund's regular payment schedules, but no less frequently than quarterly.

3. The Supplemental Payments described shall be paid from the assets of Virtus, or an affiliate of Virtus, and not from the assets of any Fund.

4. The parties acknowledge that the Supplemental Payments are for the Services and are not paid for distribution-related activities and are not for inclusion in any "preferred provider" or similar preferred marketing program.

5. This letter agreement does not relieve either party from any obligations under the

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Service Agreement.

6. This letter agreement shall be effective on the date on which the first of the anticipated mergers of the RidgeWorth Funds with and into the Funds occur; provided, however, that the provisions hereof shall not become effective with respect to any Fund or any RidgeWorth Fund prior to the date of the respective merger of such Fund and its corresponding RidgeWorth Fund. The effective date of the provisions of this letter agreement with respect to a given Fund and its corresponding RidgeWorth Fund is referred to in this letter agreement as the "Effective Date."

7. As of the Effective Date, this letter agreement supersedes any supplemental payment agreements you have relating to the RidgeWorth Fund(s), it being expressly acknowledged and agreed that no service fees will be paid to you from and after the Effective Date hereof with respect to such RidgeWorth Fund(s).

8. In connection with your receipt of the Supplemental Payments, you shall comply with all federal and state laws and all applicable rules and regulations issued by agencies having supervisory authority over you and/or your business ("Applicable Law"). Accordingly, you represent and warrant to Virtus that, if required by Applicable Law, appropriate steps have been taken to notify your clients of the existence of the arrangement described herein and if required, obtain their written acknowledgement and consent with respect to your receipt of any Supplemental Payments described herein.

9. The parties acknowledge and agree that all of the representations, warranties and covenants made in the Service Agreement shall be incorporated by reference into this letter agreement, and you agree that you will be obligated to provide the Services as described in the Service Agreement with respect to your clients investing in the Fund(s) in order to earn the Supplemental Payments for such Fund(s). If the terms of the Service Agreement conflict with the terms of this Addendum, the terms of this Addendum shall control.

10. This letter agreement may be terminated by either party without cause by giving the other party at least thirty (30) days' written notice of its intention to terminate, and shall terminate automatically upon termination of the Service Agreement.

11. This letter agreement may be amended only by a written instrument signed by both parties, provided that Virtus may amend the Fund(s), and/or the Supplemental Payments, subject to this letter agreement, at any time, upon written notice to you in accordance with the notice provision set forth in the Service Agreement.

12. Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Service Agreement.

                           [Signature page follows.]

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IN WITNESS WHEREOF, this letter agreement has been entered into as of the date set forth below by a duly authorized officer of each party.

ONEAMERICA SECURITIES, INC.          VIRTUS FUND SERVICES, LLC

By:    /s/ Matthew T Fleetwood       By:    /s/ Heidi Griswold
       ----------------------------         ----------------------------

Name:  Matthew T Fleetwood           Name:  Heidi Griswold

Title: President                     Title: Vice President, Mutual Fund Services

Date:  5/11/17                       Date:  4/5/17

AMERICAN UNITED LIFE INSURANCE
COMPANY

By:    /s/ Terry W. Burns
       ----------------------------

Name:  Terry W. Burns

Title: Assistant Vice President

Date:  5/30/17

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                                  EXHIBIT A to
                        LETTER AGREEMENT by and between
      American United Life Insurance Company, OneAmerica Securities, Inc.,
                         and Virtus Fund Services, LLC

                  LIST OF FUNDS AND SUPPLEMENTAL PAYMENT RATES

FUND                           SHARE CLASS         SUPPLEMENTAL PAYMENT RATE
-------------------------   -----------------   -------------------------------
Core Bond                          R                                      0.10%
Growth Alloc Strat                 A                                      0.15%
Growth Alloc Strat                 I                                      0.15%
High Income                        R                                      0.10%
High Yield                         R                                      0.10%
Innovative Growth Stock            A                                      0.15%
Innovative Growth Stock            I                                      0.15%
International Equity               A                                      0.15%
International Equity               I                                      0.15%
Large Cap Growth Stock             A                                      0.15%
Large Cap Growth Stock             I                                      0.15%
Large Cap Value Equity             A                                      0.15%
Large Cap Value Equity             I                                      0.15%
Mid Cap Value Equity               A                                      0.15%
Mid Cap Value Equity               I                                      0.15%
Small Cap Growth Stock             A                                      0.15%
Small Cap Growth Stock             I                                      0.15%
Small Cap Value Equity             A                                      0.15%
Small Cap Value Equity             I                                      0.15%
Total Return Bond                  R                                      0.10%